Exhibit 13.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each undersigned officer of BW LPG Limited, a public limited company incorporated under the laws of Singapore (“BW LPG”), hereby certifies, to such officer’s knowledge, that:

1.

the Annual Report on Form 20-F for the year ended 31 December 2025 of BW LPG (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of BW LPG.

Date: 31 March 2026

/s/ Kristian Sørensen
Kristian Sørensen
Chief Executive Officer
BW LPG Limited

Date: 31 March 2026

/s/ Samantha Xu
Samantha Xu
Chief Financial Officer
BW LPG Limited